UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 16, 2022

PowerSchool Holdings, Inc.
(Exact name of Registrant, as specified in its charter)

Delaware	001-40684	85-4166024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Parkshore Drive Folsom, California	95630
(Address of principal executive offices)	(Zip Code)

(877) 873-1550
(Registrant's telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PWSC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2022, PowerSchool Holdings LLC (f/k/a Severin Holdings, LLC) (“Holdings”), a consolidated subsidiary of PowerSchool Holdings, Inc. (the “Company”), entered into a fourth amendment (the “Fourth Amendment”) to the First Lien Credit Agreement, dated as of August 1, 2018, by and among Holdings, Severin Acquisition, LLC, as a borrower, the other co-borrowers party thereto, Barclays Bank PLC, as administrative agent, and a syndicate of lenders (as amended by that certain Incremental Term Facility Amendment No. 1 dated as of November 22, 2019, that certain Incremental Amendment No. 2 dated as of November 25, 2020, and that certain Incremental Amendment No. 3 dated as of March 30, 2021). The Fourth Amendment replaces the LIBOR Rate with Term SOFR as the interest rate benchmark with respect to loans denominated in U.S. dollars as of September 30, 2022, the last day of the Company’s current interest period.

The foregoing description is only a summary of the material provisions of the Fourth Amendment and is qualified in its entirety by reference to a copy of the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Amendment No. 4 to the First Lien Credit Agreement, dated as of September 16, 2022, by and among PowerSchool Holdings LLC (f/k/a Severin Holdings, LLC), Severin Acquisition, LLC, certain of its subsidiaries, and the Lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSCHOOL HOLDINGS, INC.

Date: September 21, 2022	By:	/s/ Eric Shander
	Name:	Eric Shander
	Title:	Chief Financial Officer

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